                          AMENDMENT TO SOFTWARE LICENSE
                            AND CONSULTING AGREEMENT



         This AMENDMENT TO SOFTWARE LICENSE AND CONSULTING AGREEMENT (this "Amendment") is executed as of the 15th day of September, 2000, by and between Digital Insurance, Inc., a Delaware corporation ("Digital"), and HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis").


                              W I T N E S S E T H:

         WHEREAS, Digital and HealthAxis have executed that certain Software License and Consulting Agreement dated June 30, 2000, (the "Software License and Consulting Agreement") in connection with a closing contemplated under that certain Asset Purchase Agreement dated as of June 30, 2000 between the parties;

         WHEREAS, the Escrow Closing contemplated by the Asset Purchase Agreement has been deferred;

         WHEREAS, the parties desire to amend the Software License and Consulting Agreement as set forth herein;

         WHEREAS, the parties desire to deliver the Software License and Consulting Agreement and this Amendment to be held pursuant to the terms of that certain Closing Escrow Agreement dated as of September 15, 2000, among the parties and SunTrust Bank (the "Escrow Agreement");

         NOW THEREFORE, in consideration of Ten Dollars ($10.00), and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. Amendments to Software License and Consulting Agreement. The following Sections of the Software License and Consulting Agreement are amended as follows:

         (a) Section 4.1 is hereby deleted in its entirety and replaced with the following:

         "4.1 License Fee and Payment. In consideration of the grant of the license by HealthAxis as provided in Article II hereof, Digital shall pay to HealthAxis a License Fee (herein so called) in the total amount of Three Million Dollars ($3,000,000) which shall be payable in eight
         (8) quarterly installments, each in the amount of Three Hundred Seventy Five Thousand Dollars ($375,000) plus fixed simple interest accrued on the entire unpaid balance of the License Fee at 9.5% per annum (with the first quarterly payment being due and payable six (6) months after the date of the Escrow Closing and with each subsequent installment being due on the same day of the first month of each succeeding three-month period thereafter until the balance of the License Fee has been paid in full). Accrued interest on the outstanding balance shall commence as of July 1, 2000, and shall be paid on October 2, 2000 and January 2, 2001. All accrued interest payable thereafter shall be paid at the time of payment of outstanding principal amounts."

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         (b) Section 5.5 is hereby amended to delete the third (3rd) sentence in
Section 5.5 ("Payment on all invoices shall be due net 30 days") and to substitute the following therefor:

         "Payment on all invoices shall be due net thirty (30) days, except that the Service Fees payable in 5.4(a) and 5.4(b) above for services performed by HealthAxis during the months of July 2000, August 2000, September 2000 and October 2000 on behalf of Digital shall be earned as performed, but shall be due and payable on July 31, 2001, August 31, 2001, September 30, 2001 and October 31, 2001, respectively. Such payable amounts shall also accrue and include interest from the later of (i) the date of the Escrow Closing under the Escrow Agreement or
         (ii) their original respective due dates, through the revised respective due dates at the simple rate of interest of 9.5% per annum."

         Section 2. No Outstanding Fees under Section 5.4(b). The parties mutually acknowledge and agree that as of the date hereof, no services under
Section 5.4(b) of the Software License and Consulting Agreement have either been authorized or incurred and, accordingly, no charges or fees under said Section 5.4(b) have been incurred or accrued as of the date hereof.

         Section 3. Full Force and Effect. Subject to the final consummation of the Closing pursuant to the Escrow Agreement, the Software License and Consulting Agreement, as amended hereby, shall remain in full force and effect. To the extent there are any inconsistencies between the terms of this Amendment and the terms of the Software License and Consulting Agreement, the terms of this Amendment shall prevail.

         Section 4. Counterparts. This Amendment may be executed in several counterparts, each of which when fully executed shall be an original, and all such counterparts taken together shall be deemed to constitute one and the same amendment. Delivery of any signature page via telecopy or other electronic facsimile transmission shall be deemed equivalent to physical delivery of the original signature page. Any signature page of any counterpart hereof, whether bearing an original signature or an electronic facsimile transmission of a signature, may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

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


         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives effective as of the date first above written.

DIGITAL INSURANCE, INC.                        HEALTHAXIS.COM, INC.



BY:  /s/ THOMAS O. USILTON                     BY:  /s/ MICHAEL ASHKER
   ----------------------------                    ---------------------------
     THOMAS O. USILTON                              MICHAEL ASHKER
     President & CEO                                President & CEO






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